Exhibit 99.1
ICU Medical, Inc. Announces Second Quarter 2014 Results

SAN CLEMENTE, Calif.-August 11, 2014-ICU Medical, Inc., (Nasdaq: ICUI), a leader in innovative medical devices used in infusion therapy, oncology and critical care applications, today announced financial results for the second quarter and six months ended June 30, 2014.

Second Quarter 2014 Results

Revenues were $78.7 million in the second quarter of 2014 and 2013. GAAP net income for the second quarter of 2014 was $5.9 million, or $0.38 per diluted share, as compared to GAAP net income of $7.4 million, or $0.48 per diluted share, for the second quarter of 2013. Adjusted diluted earnings per share for the second quarter of 2014 was $0.51 as compared to $0.58 for the second quarter of 2013. Also, adjusted EBITDA was $16.3 million for the second quarter of 2014 as compared to $17.7 million for the second quarter of 2013.

Vivek Jain, ICU Medical's Chief Executive Officer, said, “Second quarter revenue and profitability were slightly above our expectations. International sales were up 12%, primarily due to increased sales in infusion therapy and critical care. Domestic sales were down 4%, primarily due to lower infusion therapy sales. Based on our results to date and expectations for the remainder of the year, we are moderately raising our full year 2014 adjusted EBITDA, adjusted EPS, and GAAP EPS guidance ranges.”

Revenues by market segment for the three and six months ended June 30, 2014 and 2013 were as follows:

(dollars in millions)
	Six months ended June 30,			Three months ended June 30,
Market Segment	2014	2013	Change	2014	2013	Change
Infusion Therapy	$106.1	$109.4	$(3.3)	$55.3	$56.2	$(0.9)
Critical Care	26.8	25.4	1.4	13.7	12.7	1.0
Oncology	18.3	17.5	0.8	9.3	9.4	(0.1)
Other	0.7	0.7	—	0.4	0.4	—
	$151.9	$153.0	$(1.1)	$78.7	$78.7	$—

The Company ended the second quarter with a strong balance sheet. As of June 30, 2014, cash, cash equivalents and investment securities totaled $315.8 million and working capital was $385.5 million. Additionally, the Company generated operating cash flow of $16.6 million for the second quarter of 2014.
Updated Fiscal Year 2014 Guidance
GAAP diluted earnings per share is increased to a range of $1.30 to $1.50 compared to the previous range of $1.15 to $1.45. Adjusted diluted earnings per share is in the range of $1.95 to $2.15, and adjusted EBITDA range is increased to $63 million to $68 million compared to the previous range $58 million to $65 million.

Conference Call
The Company will be conducting a conference call concerning these results at 4:30 p.m. EDT (1:30 p.m. PDT), today, Monday, August 11, 2014. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 77489598. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share (“Adjusted Diluted EPS”). Adjusted EBIDTA excludes intangible asset amortization expense, depreciation expense, stock compensation expense, strategic transaction expense, restructuring expense and income tax expense. Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, strategic transaction expense and restructuring expense.

The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

Reconciliations of our GAAP to non-GAAP financial are included in the financial tables in this press release.

About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq: ICUI) develops, manufactures and sells innovative medical technologies used in infusion therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The Company's complete product line includes needlefree infusion connectors, custom infusion systems, hemodynamic monitoring systems and Closed System Transfer Devices and systems for handling hazardous drugs. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding guidance for fiscal year of 2014. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:

ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(626) 277-1254

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	June 30, 2014	December 31, 2013
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$235,951	$226,022
Investment securities	79,896	70,869
Cash, cash equivalents and investment securities	315,847	296,891
Accounts receivable, net of allowance for doubtful accounts of $1,201 at June 30, 2014 and $1,208 at December 31, 2013	41,022	45,318
Inventories	37,819	34,451
Prepaid income taxes	6,651	5,966
Prepaid expenses and other current assets	6,729	7,319
Deferred income taxes	4,577	4,351
Total current assets	412,645	394,296

PROPERTY AND EQUIPMENT, net	91,899	87,861
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	7,668	8,490
DEFERRED INCOME TAXES	5,827	7,518
	$519,517	$499,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,328	$11,335
Accrued liabilities	15,798	15,551
Total current liabilities	27,126	26,886

DEFERRED INCOME TAXES	4,211	3,630
INCOME TAX LIABILITY	2,713	4,402
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized, 80,000 shares; Issued, 15,287 shares at June 30, 2014 and 15,103 shares at December 31, 2013; Outstanding, 15,268 shares June 30, 2014 and 15,102 shares at December 31, 2013	1,529	1,510
Additional paid-in capital	88,625	78,495
Treasury stock, at cost - 19 shares at June 30, 2014 and 1 shares at December 31, 2013	(1,188)	(49)
Retained earnings	395,111	382,576
Accumulated other comprehensive income	1,390	2,193
Total stockholders’ equity	485,467	464,725
	$519,517	$499,643
______________________________________________________
(1) December 31, 2013 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
REVENUES:
Net sales	$78,555	$78,537	$151,668	$152,710
Other	122	124	239	250
TOTAL REVENUE	78,677	78,661	151,907	152,960
COST OF GOODS SOLD	41,135	40,623	78,338	78,128
Gross profit	37,542	38,038	73,569	74,832
OPERATING EXPENSES:				—
Selling, general and administrative	24,278	23,182	46,797	46,048
Research and development	4,566	3,906	8,197	5,809
Total operating expenses	28,844	27,088	54,994	51,857
Income from operations	8,698	10,950	18,575	22,975
OTHER INCOME	207	212	417	380
Income before income taxes	8,905	11,162	18,992	23,355
PROVISION FOR INCOME TAXES	(3,027)	(3,795)	(6,457)	(7,303)
NET INCOME	$5,878	$7,367	$12,535	$16,052
NET INCOME PER SHARE
Basic	$0.39	$0.5	$0.83	$1.1
Diluted	$0.38	$0.48	$0.81	$1.06
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	15,242	14,617	15,170	14,562
Diluted	15,362	15,216	15,439	15,147

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Six months ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,535	$16,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,666	9,589
Provision for doubtful accounts	3	40
Provision for warranty and returns	(597)	16
Stock compensation	4,459	2,822
Loss (gain) on disposal of property and equipment	2	(20)
Bond premium amortization	1,060	1,338
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	4,786	(623)
Inventories	(3,456)	(186)
Prepaid expenses and other assets	548	649
Accounts payable	(134)	208
Accrued liabilities	498	(1,035)
Income taxes, including excess tax benefits and deferred income taxes	(95)	(2,894)
Net cash provided by operating activities	29,275	25,956
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12,729)	(11,781)
Proceeds from sale of asset	5	20
Intangible asset additions	(377)	(633)
Purchases of investment securities	(60,090)	(45,368)
Proceeds from sale of investment securities	49,863	49,650
Net cash used by investing activities	(23,328)	(8,112)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	7,016	3,921
Proceeds from employee stock purchase plan	1,384	1,267
Tax benefits from exercise of stock options	1,985	3,084
Purchase of treasury stock	(5,835)	(1,792)
Net cash provided by financing activities	4,550	6,480
Effect of exchange rate changes on cash	(568)	(636)
NET INCREASE IN CASH AND CASH EQUIVALENTS	9,929	23,688
CASH AND CASH EQUIVALENTS, beginning of period	226,022	146,900
CASH AND CASH EQUIVALENTS, end of period	$235,951	$170,588

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$140	$228

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(unaudited)
	Adjusted EBITDA		Adjusted EBITDA
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
GAAP net income	$5,878	$7,367	$12,535	$16,052

Non-GAAP adjustments:
Stock compensation expense (a)	2,486	1,432	4,459	2,822
Depreciation and amortization expense (b)	4,901	4,877	9,666	9,589
Strategic transaction expense (c)	—	238	—	560
Provision for income taxes (d)	3,027	3,795	6,457	7,303
Total non-GAAP adjustments	10,414	10,342	20,582	20,274

Adjusted EBITDA	$16,292	$17,709	$33,117	$36,326

	Adjusted diluted earnings per share		Adjusted diluted earnings per share
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
GAAP diluted earnings per share	$0.38	$0.48	$0.81	$1.06

Non-GAAP adjustments:
Stock compensation expense (a)	$0.16	$0.09	$0.29	$0.19
Amortization expense (e)	$0.04	$0.04	$0.08	$0.09
Strategic transaction expense (c)	$—	$0.02	$—	$0.04
Estimated income tax impact from adjustments (f)	$(0.07)	$(0.05)	$(0.12)	$(0.11)

Adjusted diluted earnings per share	$0.51	$0.58	$1.06	$1.27

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Expenses associated with strategic business transaction.
(d) Income tax expense recognized during the period.
(e) Amortization of intangible assets.
(f) Estimated income tax effect on adjustments for stock compensation expense, amortization expense and strategic transaction expense.

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2014 Outlook
(Amounts in thousands, except per share data)
(unaudited)

GAAP net income	$20,148	$23,183

Non-GAAP adjustments:
Stock compensation expense (a)	9,339	9,339
Depreciation and amortization expense (b)	19,998	19,998
Restructuring and strategic transaction expense (c)	3,565	3,565
Provision for income taxes (d)	10,378	11,941
Total non-GAAP adjustments	43,280	44,843

Adjusted EBITDA	$63,428	$68,026

GAAP diluted earnings per share	$1.30	$1.50

Non-GAAP adjustments:
Stock compensation expense (a)	$0.60	$0.60
Amortization expense (e)	$0.16	$0.16
Restructuring and strategic transaction expense (c)	$0.23	$0.23
Estimated income tax impact from adjustments (f)	$(0.34)	$(0.34)

Adjusted diluted earnings per share	$1.95	$2.15

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Restructuring and strategic transaction expense.
(d) Income tax expense recognized during the period.
(e) Amortization expense
(f) Estimated income tax effect on adjustments for stock compensation expense, amortization expense and restructuring and strategic transaction expense.